Exhibit 99.1

Press Release

SIGA Reports Financial Results for Three and Twelve
Months Ended December 31, 2025 and Provides Business Update
◾	Generated TPOXX Product Revenues of $88 Million in 2025

◾	Received $13 Million International Procurement Order for Oral TPOXX in January 2026

◾	Corporate Update Conference Call Today at 4:30 PM ET

NEW YORK -- SIGA Technologies, Inc. (SIGA) (Nasdaq: SIGA), a commercial-stage pharmaceutical company, today reported financial results for the three and twelve months ended December 31, 2025.
“In 2025, we continued to advance SIGA's key long-term priorities, including securing $27 million in additional U.S. Government funding to support development activities, while generating $88 million in product revenues and $24 million in pre-tax operating income," stated Diem Nguyen, Chief Executive Officer. "In 2026, we are focused on building on our long-standing track record as a successful partner to the U.S. Government and international governments to secure new procurement contracts and orders that will serve as the foundation of our revenues in the years ahead.  Accordingly, in January, we started the year strong and received a $13 million procurement order from a customer in the Asia Pacific region for oral TPOXX.”

Press Release
Summary Financial Results
($ in millions, except per share amounts)	Three Months Ended December 31		Year Ended December 31
	2025	2024	2025	2024
Product sales (1)	$2.2	$79.8	$88.0	$133.3
Total revenues(2)	$3.8	$81.4	$94.6	$138.7
Operating (loss)/income(3) (4)	$(9.5)	$57.1	$23.7	$70.0
(Loss)/income before income taxes(3)	$(7.9)	$58.6	$30.4	$76.1
Net (loss)/income	$(5.4)	$45.7	$23.3	$59.2
Diluted (loss)/income per share	$(0.08)	$0.63	$0.32	$0.82

(1)	Includes supportive services related to product sales.
(2)	Includes research and development revenues.
(3)	Operating (loss)/income excludes, and (Loss)/Income before income taxes includes, other income. Both line items exclude the impact of income taxes.
(4)	Differences in operating income margin between periods reflect different product mixes in those periods.

Key Activities

◾
In January 2026, the Company received an order from a country in the Asia Pacific region for $13 million of oral TPOXX® treatment courses.  The procurement order is part of a recently signed multi-year contract that includes options for the potential purchase of additional courses.  Courses under the $13 million procurement order are expected to be delivered in 2026.

◾
During 2025, the Company generated $53 million of oral TPOXX revenues and $26 million of IV TPOXX revenues in connection with deliveries to the U.S. Strategic National Stockpile.  Additionally, the Company delivered $6 million of oral TPOXX to a repeating international customer.

◾
In July 2025, based on the results of recently completed mpox clinical trials, the European Medicine Agency’s Committee for Medicinal Products for Human Use (CHMP) initiated a referral procedure for tecovirimat to determine whether the benefit-risk balance of the product remains positive for each of its approved indications. When it meets in March 2026, SIGA expects the CHMP will confirm the positive benefit-risk balance of tecovirimat as a treatment for smallpox, cowpox, and vaccinia complications, and maintain those indications in the product label.  Regarding mpox, based on the results of the mpox clinical trials, SIGA expects the CHMP will recommend withdrawal of the mpox indication.

Press Release
◾
In June 2025, the Company’s Biomedical Advanced Research and Development Authority (BARDA) 19C contract (with the U.S. Government) was modified to add $13 million of funding to the Company’s TPOXX pediatric development program.  In combination with the $14 million of funding added in April 2025 to support manufacturing activities, $27 million of development funding was added to the BARDA 19C contract during the second quarter.

◾	In March 2025, the Company received a procurement order for $26 million of IV TPOXX from the U.S. Government under the 19C BARDA contract.

Conference Call and Webcast
SIGA will host a conference call and webcast to provide a business update today, Tuesday, March 10, 2026, at 4:30 P.M. ET.
Participants may access the call by dialing 1-800-717-1738 for domestic callers or 1-646-307-1865 for international callers. A live webcast of the call will also be available on the Company's website at www.siga.com in the Investor Relations section of the website, or by clicking here. Please log in approximately 5-10 minutes prior to the scheduled start time.
A replay of the call will be available for two weeks by dialing 1-844-512-2921 for domestic callers or 1-412-317-6671 for international callers and using Conference ID: 1122478. The archived webcast will be available in the Investor Relations section of the Company's website.

ABOUT SIGA

SIGA is a commercial-stage pharmaceutical company and leader in global health focused on the development of innovative medicines to treat and prevent infectious diseases. With a primary focus on orthopoxviruses, we are dedicated to protecting humanity against the world’s most severe infectious diseases, including those that occur naturally, accidentally, or intentionally. Through partnerships with governments and public health agencies, we work to build a healthier and safer world by providing essential countermeasures against these global health threats. For more information about SIGA, visit www.siga.com.

Press Release
FORWARD-LOOKING STATEMENTS
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including statements relating to SIGA’s future business development and plans. Forward-looking statements include statements regarding our future financial position, business strategy, budgets, projected costs, plans and objectives of management for future operations, our expectations regarding the results of the referral procedure for tecovirimat initiated by CHMP, and statements relating to the progress of SIGA’s development programs and timelines for bringing products to market, and delivering products to domestic and international customers under procurement contracts, such as the 19C BARDA Contract (the "BARDA Contract"), with the U.S. Biomedical Advanced Research and Development Authority ("BARDA"). The words “may,” “continue,” “estimate,” “intend,” “plan,” “will,” “believe,” “project,” “expect,” “seek,” “anticipate,” “could,” “should,” “target,” “goal,” “potential” and similar expressions may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. Such forward-looking statements are subject to various known and unknown risks and uncertainties, and SIGA cautions you that any forward-looking information provided by or on behalf of SIGA is not a guarantee of future performance. SIGA’s actual results could differ materially from those anticipated by such forward-looking statements due to a number of factors, some of which are beyond SIGA’s control, including, but not limited to, (i) the risk that SIGA may not complete performance under the BARDA Contract on schedule or in accordance with contractual terms, (ii) the risk that SIGA is not able to enter into new contracts to supply TPOXX® to the U.S. Government, (iii) the risk that the nascent international biodefense market does not develop to a degree that allows SIGA to continue to successfully market TPOXX® internationally, (iv) the risk that potential products, including potential alternative uses or formulations of TPOXX® that appear promising to SIGA or its collaborators, cannot be shown to be efficacious or safe in subsequent pre-clinical or clinical trials, (v) the risk that target timing for deliveries of product to customers, and the recognition of related revenues, are delayed or adversely impacted by the actions, or inaction, of contract manufacturing organizations, or other vendors, within the supply chain, or due to coordination activities between the customer and supply chain vendors, (vi) the risk that SIGA or its collaborators will not obtain or maintain appropriate or necessary governmental approvals to market these or other potential products or uses, (vii) the risk that SIGA may not be able to secure or enforce sufficient legal rights in its products, including intellectual property protection, (viii) the risk that any challenge to SIGA’s patent and other property rights, if adversely determined, could affect SIGA’s business and, even if determined favorably, could be costly, (ix) the risk that regulatory requirements applicable to SIGA’s products may result in the need for further or additional testing or documentation that will delay or prevent SIGA from seeking, obtaining or maintaining needed approvals to market these products, (x) the risk that the volatile and competitive nature of the biotechnology industry may hamper SIGA’s efforts to develop or market its products, (xi) the risk that changes in domestic or foreign economic and market conditions may affect SIGA’s ability to advance its research or may affect its products adversely, (xii) the effect of federal, state, and foreign regulation, including drug regulation and international trade regulation, on SIGA’s businesses, (xiii) the impacts of significant recent shifts in trade policies, including the imposition of tariffs, retaliatory tariff measures, and subsequent modifications or suspensions thereof, and market reactions to such policies and resulting trade disputes, (xiv) the risk of disruptions to SIGA’s supply chain for the manufacture of TPOXX®, causing delays in SIGA’s research and development activities, causing delays or the re-allocation of funding in connection with SIGA’s government contracts, or diverting the attention of government staff overseeing SIGA’s government contracts, (xv) risks associated with actions or uncertainties surrounding the debt ceiling, or the changes in the U.S. administration, and (xvi) the risk that the U.S. or foreign governments' responses (including inaction) to national or global economic conditions or infectious diseases, are ineffective and may adversely affect SIGA’s business, as well as the risks and uncertainties included in Item 1A “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2025 and SIGA's subsequent filings with the Securities and Exchange Commission. SIGA urges investors and security holders to read those documents free of charge at the SEC's website at http://www.sec.gov. All such forward-looking statements are current only as of the date on which such statements were made. SIGA does not undertake any obligation to update publicly any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

Contacts:
Investors	Media
Suzanne Harnett sharnett@siga.com	Holly Stevens, CG Life hstevens@cglife.com

Press Release
SIGA TECHNOLOGIES, INC.
CONSOLIDATED BALANCE SHEETS
As of
	December 31, 2025	December 31, 2024
ASSETS
Current assets
Cash and cash equivalents	$154,966,414	$155,400,262
Accounts receivable	3,263,736	21,166,129
Inventory	49,054,873	49,563,880
Prepaid expenses and other current assets	5,571,841	4,914,613
Total current assets	212,856,864	231,044,884

Property, plant and equipment, net	1,090,824	1,298,423
Deferred tax asset, net	4,428,519	10,854,702
Goodwill	898,334	898,334
Other assets	192,893	240,683
Total assets	$219,467,434	$244,337,026
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$824,522	$1,340,337
Accrued expenses and other current liabilities	6,520,057	5,640,110
Deferred IV TPOXX® revenue	10,240,000	10,330,800
Income tax payable	408,000	8,020,366
Total current liabilities	17,992,579	25,331,613
Other liabilities	2,653,283	3,200,650
Total liabilities	20,645,862	28,532,263

Stockholders' equity
Common stock ($.0001 par value, 600,000,000 shares authorized, 71,611,302 and 71,404,669 issued and outstanding at December 31, 2025 and December 31, 2024, respectively)	7,161	7,140
Additional paid-in capital	241,885,214	238,635,635
Accumulated deficit	(43,070,803)	(22,838,012)
Total stockholders' equity	198,821,572	215,804,763
Total liabilities and stockholders' equity	$219,467,434	$244,337,026

Press Release
SIGA TECHNOLOGIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
For the Years Ended December 31
	2025	2024	2023
Revenues
Product sales and supportive services	$88,048,145	$133,330,181	$130,668,209
Research and development	6,526,757	5,389,169	9,249,011
Total revenues	94,574,902	138,719,350	139,917,220

Operating expenses
Cost of sales and supportive services	29,703,893	31,289,229	17,825,090
Selling, general and administrative	21,212,694	25,136,050	22,043,023
Research and development	19,956,159	12,310,797	16,427,942
Total operating expenses	70,872,746	68,736,076	56,296,055
Operating income	23,702,156	69,983,274	83,621,165
Other income, net	6,679,864	6,087,116	4,155,508
Income before income taxes	30,382,020	76,070,390	87,776,673
Provision for income taxes	(7,102,877)	(16,856,174)	(19,707,847)
Net and comprehensive income	$23,279,143	$59,214,216	$68,068,826
Basic earnings per share	$0.33	$0.83	$0.95
Diluted earnings per share	$0.32	$0.82	$0.95
Weighted average shares outstanding: basic	71,528,043	71,253,172	71,362,209
Weighted average shares outstanding: diluted	71,867,627	71,905,712	71,679,270